CONSENT OF INDEPENDENT ACCOUNTS

We consent to the incorporation by reference in the registration statements of Proffitt's, Inc. listed below of our report dated March 19, 1998, except for Note 12 as to which the date is March 26, 1998, on our audits of the consolidated financial statements of Proffitt's, Inc. and Subsidiaries as of January 31, 1998 and February 1, 1997 and for each of the three years in the period ended January 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K for the year ended January 31, 1998.

               Registration Statements on Form S-3
                      Registration Numbers:
                            333-32257

               Registration Statements on Form S-4
                      Registration Numbers:
                            333-09043
                            333-41563

               Registration Statements on Form S-8
                      Registration Numbers:
                             33-46306
                             33-80602
                             33-88390
                            333-25213
                            333-47535



                                   /s/ Coopers & Lybrand L.L.P.
                                   COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
April 23, 1998